AMENDMENT TO THE FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT to the Fund Administration and Accounting Services Agreement (this “Amendment”) is entered into as of February 24, 2026 (the “Effective Date”) by and between DATUM ONE SERIES TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”), having its principal office and place of business at 50 South LaSalle Street, Chicago, IL 60603, on behalf of each series of the Trust listed on Schedule D to the Agreement (as defined below) (each, a “Fund” and, collectively, the “Funds”), separately and not jointly, and THE NORTHERN TRUST COMPANY (“Northern” or “Northern Trust”), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60603.

WHEREAS, Northern provides certain services to the Trust pursuant to the Fund Administration and Accounting Services Agreement, dated as of March 3, 2020, as amended, restated or otherwise modified from time to time prior to the date hereof (the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENT. Effective as of the Effective Date, Schedule D (Fund List) of the Agreement shall be replaced in its entirety by the amended Schedule D (Fund List), attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

DATUM ONE SERIES TRUST

By:	/s/ Barbara Nelligan

Name:	Barbara Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Amanda Shannon

Name:	Amanda Shannon
Title:	Vice President

SCHEDULE D

FUND LIST

Fund Name	Investment Manager	Fees
Polar Capital Emerging Market Stars Fund	Polar Capital LLP	As set forth in Part 1 and Part 2 – Option A of Schedule A (Fee Schedule).
Polar Capital International Small Company Fund	Polar Capital LLP	As set forth in Part 1 and Part 2 – Option A of Schedule A (Fee Schedule).
Brandes Core Plus Fixed Income Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Brandes Emerging Markets Value Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Brandes Global Equity Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Brandes International Equity Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Brandes International Small Cap Equity Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Brandes Small Cap Value Fund	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Brandes Separately Managed Account Reserve Trust	Brandes Investment Partners, L.P.	As set forth in Part 1 and Part 2 – Option B of Schedule A (Fee Schedule).
Stewart Investors Global Emerging Markets Leaders Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule A (Fee Schedule).
First Sentier American Listed Infrastructure Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule A (Fee Schedule).
First Sentier Global Listed Infrastructure Fund	First Sentier Investors	As set forth in Part 2 – Option C of Schedule A (Fee Schedule).

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